UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):June 4, 2010
PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland	20814

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (240) 507-1300
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and supplements each of the Registrant’s following Forms 8-K, (i) Form 8-K filed on June 10, 2010 reporting the acquisition of the Doubletree Bethesda Hotel and Executive Meeting Center, (ii) Form 8-K filed on June 25, 2010 reporting the acquisition of the Sir Francis Drake Hotel, and (iii) Form 8-K filed on July 1, 2010 reporting the acquisition of the InterContinental Buckhead Hotel, to include the historical financial statements and unaudited pro forma financial information required by Item 9.01(a) and (b).
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.

Doubletree Bethesda Hotel and Executive Meeting Center
Independent Auditors’ Report
Balance Sheets as of March 31, 2010 (unaudited), December 31, 2009 and 2008
Statements of Operations for the three months ended March 31, 2010 and 2009 (unaudited) and for the years ended December 31, 2009 and 2008
Statements of Owner’s Equity in Hotel for the years ended December 31, 2009 and 2008 and the three months ended March 31, 2010 (unaudited)
Statements of Cash Flows for the three months ended March 31, 2010 and 2009 (unaudited) and for the years ended December 31, 2009 and 2008
Notes to Financial Statements

Sir Francis Drake Hotel
Independent Auditors’ Report
Balance Sheets as of March 31, 2010 (unaudited), December 31, 2009 and 2008
Statements of Operations for the three months ended March 31, 2010 and 2009 (unaudited) and for the years ended December 31, 2009 and 2008
Statements of Owner’s Equity in Hotel for the years ended December 31, 2009 and 2008 and the three months ended March 31, 2010 (unaudited)
Statements of Cash Flows for the three months ended March 31, 2010 and 2009 (unaudited) and for the years ended December 31, 2009 and 2008
Notes to Financial Statements

InterContinental Buckhead Hotel
Independent Auditors’ Report
Balance Sheets as of March 31, 2010 (unaudited), December 31, 2009 and 2008
Statements of Operations for the three months ended March 31, 2010 and 2009 (unaudited) and for the years ended December 31, 2009 and 2008
Statements of Owner’s Equity in Hotel for the years ended December 31, 2009 and 2008 and the three months ended March 31, 2010 (unaudited)
Statements of Cash Flows for the three months ended March 31, 2010 and 2009 (unaudited) and for the years ended December 31, 2009 and 2008
Notes to Financial Statements
(b) Unaudited pro forma financial information.
Pebblebrook Hotel Trust

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2010
Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2010
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2009
(d) Exhibits

Exhibit
Number	Exhibit Description
10.1	Purchase and Sale Agreement (Doubletree Bethesda Hotel and Executive Meeting Center)

10.2	Purchase and Sale Agreement (Sir Francis Drake Hotel)

10.3	Purchase and Sale Agreement (InterContinental Buckhead Hotel)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST
July 12, 2010	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit
Number	Exhibit Description
10.1	Purchase and Sale Agreement (Doubletree Bethesda Hotel and Executive Meeting Center)

10.2	Purchase and Sale Agreement (Sir Francis Drake Hotel)

10.3	Purchase and Sale Agreement (InterContinental Buckhead Hotel)

Independent Auditors’ Report
The Manager of
Doubletree Bethesda Hotel and Executive Meeting Center:
We have audited the accompanying balance sheets of Doubletree Bethesda Hotel and Executive Meeting Center (the “Hotel”) as of December 31, 2009 and 2008, and the related statements of operations, owner’s equity in Hotel, and cash flows for the years then ended. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
/s/ KPMG, LLP

McLean, Virginia
July 9, 2010

DOUBLETREE BETHESDA HOTEL AND EXECUTIVE MEETING CENTER
Balance Sheets

	March 31,
	2010	December 31,
	(Unaudited)	2009	2008
Assets
Cash	$190,387	$826,027	$339,634
Restricted cash	1,029,501	685,181	1,146,210
Accounts receivable, net	1,267,991	691,503	868,403
Reserve funds	281,889	167,766	740,860
Prepaid expenses and other current assets	399,573	442,600	448,797

Total current assets	3,169,341	2,813,077	3,543,904

Property and equipment, at cost	66,122,023	65,972,687	65,443,416
Less: accumulated depreciation	(7,591,964)	(7,111,605)	(5,185,696)

	58,530,059	58,861,082	60,257,720
Other assets	235,464	300,810	652,956

Total assets	$61,934,864	$61,974,969	$64,454,580

Liabilities and Owner’s Equity in Hotel

Note payable	$38,000,000	$38,000,000	$—
Accounts payable	464,616	331,758	294,149
Accrued wages and benefits	362,138	264,756	356,804
Accrued interest payable	165,510	165,510	165,510
Other current lilabilities	529,065	301,624	573,098

Total current liabilities	39,521,329	39,063,648	1,389,561

Note payable	—	—	38,000,000

Total liabilities	39,521,329	39,063,648	39,389,561

Owner’s equity in Hotel	22,413,535	22,911,321	25,065,019

Total liabilities and owner’s equity in Hotel	$61,934,864	$61,974,969	$64,454,580

See accompanying notes to financial statements.

2

DOUBLETREE BETHESDA HOTEL AND EXECUTIVE MEETING CENTER
Statements of Operations

	Three Month Ended March 31,		Year Ended December 31,
	2010	2009	2009	2008
	(unaudited)	(unaudited)
Revenues:
Rooms	$2,197,496	$2,873,489	$11,118,997	$11,579,628
Food and beverage	503,253	528,198	2,184,447	2,326,770
Conference center	329,821	387,835	1,959,241	1,829,544
Other	135,876	77,653	446,409	554,097

Total revenues	3,166,446	3,867,175	15,709,094	16,290,039

Operating expenses:
Rooms	452,802	599,944	2,143,009	2,121,882
Food and beverage	483,034	508,979	2,013,816	2,080,240
Conference center	151,287	137,455	647,787	651,902
General and administrative	274,354	334,667	1,322,334	1,304,393
Marketing	211,760	224,242	1,071,695	925,103
Royalty fees	87,920	114,952	444,787	449,810
Program fees	107,502	160,268	427,471	506,213
Energy	184,496	216,747	729,072	1,332,155
Property operation and maintenance	199,807	178,951	768,050	721,870
Property taxes and insurance	147,451	129,099	491,026	507,233
Depreciation	480,359	472,047	1,925,909	1,888,190
Management fees	94,931	116,015	471,291	488,701
Other expenses	145,995	173,366	550,429	913,428

Total operating expenses	3,021,698	3,366,732	13,006,676	13,891,120

Other (expenses) income:
Interest expense	(648,728)	(648,728)	(2,638,350)	(2,644,971)
Other income	121	501	2,555	25,638

Total other expenses, net	(648,607)	(648,227)	(2,635,795)	(2,619,333)

Net income (loss)	$(503,859)	$(147,784)	$66,623	$(220,414)

See accompanying notes to financial statements.

3

DOUBLETREE BETHESDA HOTEL AND EXECUTIVE MEETING CENTER
Statements of Owner’s Equity in Hotel

Balance at December 31, 2007	$25,537,746

Hotel owner distributions, net	(252,313)

Net loss	(220,414)

Balance at December 31, 2008	25,065,019

Hotel owner distributions, net	(2,220,321)

Net income	66,623

Balance at December 31, 2009	22,911,321

Hotel owner distributions, net (unaudited)	6,073

Net loss (unaudited)	(503,859)

Balance at March 31, 2010 (unaudited)	$22,413,535

See accompanying notes to financial statements.

4

DOUBLETREE BETHESDA HOTEL AND EXECUTIVE MEETING CENTER
Statements of Cash Flows

	Three Month Ended March 31,		Year Ended December 31,
	2010	2009	2009	2008
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$(503,859)	$(147,784)	$66,623	$(220,414)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of deferred costs	65,346	65,346	271,718	271,718
Depreciation	480,359	472,047	1,925,909	1,888,190
Changes in operating assets and liabilities:
Accounts receivable	(576,488)	(362,985)	176,900	(121,480)
Restricted cash	(344,320)	157,151	461,029	(146,578)
Prepaid expenses and other current assets	43,027	47,693	6,197	(73,269)
Other assets	—	25,914	80,428	78,148
Accounts payable	132,858	153,040	37,609	(283,166)
Accrued wages and benefits	97,382	(21,678)	(92,048)	43,569
Other current liabilities	227,441	(45,993)	(271,474)	179,944

Net cash provided by (used in) operating activities	(378,254)	342,751	2,662,891	1,616,662

Cash flows from investing activities:
Change in reserve funds	(114,123)	(114,500)	573,094	(45,361)
Purchases of property and equipment	(149,336)	—	(529,271)	(1,230,121)

Net cash provided by (used in) investing activities	(263,459)	(114,500)	43,823	(1,275,482)

Contributions (distributions) to hotel owner, net	6,073	39,063	(2,220,321)	(252,313)

Net increase (decrease) in cash	(635,640)	267,314	486,393	88,867

Cash and cash equivalents:
Beginning of period	826,027	339,634	339,634	250,767

End of period	$190,387	$606,948	$826,027	$339,634

Supplemental cash flow disclosures:
Cash paid for interest	$595,840	$595,840	$2,416,462	$2,423,083
See accompanying notes to financial statements.

5

DOUBLETREE BETHESDA HOTEL AND EXECUTIVE MEETING CENTER
Notes to Financial Statements
(1)	Description of Business and Basis of Accounting

The Doubletree Bethesda Hotel and Executive Meeting Center (the Hotel), is a full service 269-room hotel located in Bethesda, Maryland. The Hotel is owned by THI IV Bethesda, LLC (the Company). The Hotel is managed under an agreement with Thayer Lodging Group, Inc. (Thayer), an affiliate of the Company.

The accompanying unaudited financial statements of the Hotel as of March 31, 2010 and for the three-month periods ended March 31, 2010 and 2009, have been prepared pursuant to the Securities and Exchange Commission (SEC) rules and regulations. All amounts included in the notes to the financial statements referring to March 31, 2010, and for the three-month periods ended March 31, 2010 and 2009, are unaudited. The accompanying financial statements reflect, in the opinion of management, all adjustments considered necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature.

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein. Actual results could differ from those estimates.

The Hotel collateralizes a note payable obligation of a wholly-owned subsidiary of the Company. Cash from the Hotel’s operations is used to fund interest payments. Although technically an obligation of the Company and not the Hotel, the outstanding principal balance of the note payable, interest expense, deferred financing costs and related amortization are presented in the financial statements. The outstanding principal balance on the note payable is $38 million. The note bears interest equal to 6.72%. The note payable requires monthly interest only payments through maturity. The maturity date was scheduled for November 6, 2010.

The note contains a debt covenant requiring the Company to maintain a debt service coverage ratio (DSCR). The Company was not in compliance with this DSCR as of and for the years ending December 31, 2009 and 2008. The violation of the DSCR covenant triggered the cash management agreement discussed in footnote 2(b). There were no other consequences of the violation of the DSCR covenant.

On June 4, 2010, the Hotel was acquired by Pebblebrook Hotel Trust (Pebblebrook) for cash consideration of approximately $67.1 million. Pebblebrook did not assume any amounts due under the note payable obligation. At closing, the settlement agent wired approximately $38 million plus accrued interest to the lender.

6

DOUBLETREE BETHESDA HOTEL AND EXECUTIVE MEETING CENTER
Notes to Financial Statements
(2)	Significant Accounting Policies
(a)	Cash and Cash Equivalents

Includes the Hotel’s operating cash accounts, which may include liquid temporary cash investments with maturities of three months or less at the date of purchase which are considered to be cash and cash equivalents.

(b)	Restricted Cash

Pursuant to the terms of a cash management agreement required by the lender, cash receipts are deposited into a bank account controlled by the lender. On a monthly basis, amounts on deposit are first used to fund required escrow accounts, hotel operating expenses, debt service, and management fees. The remaining cash is transferred to the Hotel’s operating account.

Under the same agreement, monthly deposits to an escrow account are required to fund real estate taxes and insurance premiums. The escrow account also serves as additional collateral for the mortgage loan.

(c)	Reserve Funds

Reserve funds consist of funds required by the lender to be set aside as replacement, renovation, and repair reserves. The required monthly deposits to the replacement reserve account are 4% of hotel gross revenues.

(d)	Property and Equipment

Building and improvements, furniture, fixtures and equipment are stated at cost. The cost of additions, alterations, and improvements is capitalized. Expenditures for repairs and maintenance are expensed as incurred. Depreciation is computed utilizing the straight-line method over lives of 3 to 40 years.

Construction in progress totaling $176,222 (unaudited); $26,885; and $589,380 at March 31, 2010 and December 31, 2009 and 2008, respectively, is included in property and equipment. Construction in progress represents renovations to the hotel and is capitalized as the costs are incurred. Renovation projects are generally less than six months in duration, and the hotel remains fully operational while renovations occur. Upon completion of the renovations, depreciation of the improvements commences.

(e)	Impairment of Long-Lived Assets

The Hotel evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No such impairment losses have been recognized to date.

7

DOUBLETREE BETHESDA HOTEL AND EXECUTIVE MEETING CENTER
Notes to Financial Statements
(f)	Revenue Recognition

Hotel revenues are recognized when the services are provided. Revenues consist of room sales, food and beverage sales, conference center, and other department revenues such as telephone and gift shop. Additionally, the Hotel collects sales, use, occupancy, and similar taxes, which is presented on a net basis (excluded from revenues) on our statements of operations.

(g)	Accounts Receivable

Accounts receivable, which represent amounts due from Hotel guests, are presented net of allowances, which were not material at December 31, 2009 or 2008.

(h)	Deferred Financing Costs

Deferred financing costs incurred in connection with the note payable are amortized to interest expense using the straight-line method over the contractual life of the note payable, which approximates the effective-interest method.

(i)	Marketing and Advertising Expenses

Marketing and advertising costs are expensed as incurred.

(j)	Income Taxes

The Hotel is not directly subject to federal, state or local income taxes. The owner of the Hotel is a limited liability company and is taxed as a partnership and the members are individually responsible for reporting their share of taxable income or loss on their income tax returns.
(3)	Related-Party Transactions
(a)	Management Fees

The term of the management agreement with affiliates of Thayer is five years and it expires on August 12, 2010. The agreement requires the Hotel to pay a management fee equal to 3% of gross revenues.

(b)	Due to Manager

At March 31, 2010 and December 31, 2009 and 2008, the Hotel was obligated to affiliates of Thayer in the amount of $97,966 (unaudited); $66,898; and $26,881, respectively, for management fees and other expenditures made on its behalf.
(4)	Royalty Fee, Program Fee, and Services Contribution
(a)	Royalty Fee

The Hotel entered into a franchise agreement with Hilton Hotels Corporation (HHC) commencing on February 28, 2006, and expiring February 27, 2016. Under the agreement, the Company is required to pay a royalty fee to HHC, as follows:

March 1, 2007 — February 28, 2008	3% of rooms revenue
March 1, 2008 — February 28, 2016	4% of rooms revenue

8

DOUBLETREE BETHESDA HOTEL AND EXECUTIVE MEETING CENTER
Notes to Financial Statements
(b)	Program Fee and Services Contribution

The Hotel is assessed a monthly program fee by HHC for advertising, promotions, marketing, reservation services, and other administrative support services. The assessment is 4% of gross room revenue.
(5)	Subsequent Event

The Hotel has evaluated the need for disclosures and/or adjustments resulting from subsequent events through July 9, 2010, the date the financial statements were available to be issued.

9

Independent Auditors’ Report
The Manager of
Sir Francis Drake Hotel:
We have audited the accompanying balance sheets of Sir Francis Drake Hotel (the “Hotel”) as of December 31, 2009 and 2008, and the related statements of operations, owner’s equity (deficit) in Hotel, and cash flows for the years then ended. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
/s/ KPMG, LLP

McLean, Virginia
July 9, 2010

SIR FRANCIS DRAKE HOTEL
Balance Sheets

	March 31,
	2010	December 31,
	(Unaudited)	2009	2008
Assets
Cash and cash equivalents	$930,010	$689,995	$1,945,150
Restricted cash — (replacement reserve fund)	411,900	519,733	344,373
Accounts receivable, net	590,680	636,172	567,956
Deferred financing costs, net	44,173	88,344	94,198
Prepaid expenses	907,980	668,780	561,350

Total current assets	2,884,743	2,603,024	3,513,027

Property and equipment:
Land	23,995,825	23,995,825	23,995,825
Building and improvements	43,947,747	43,947,747	43,755,379
Intangible assets	3,837,946	3,837,946	3,837,946
Furniture, fixtures, and equipment	17,972,226	17,684,955	17,185,669

	89,753,744	89,466,473	88,774,819
Accumulated depreciation	(21,482,664)	(20,107,789)	(14,669,060)

Total property and equipment, net	68,271,080	69,358,684	74,105,759

Restricted cash (tax escrow)	266,820	91,670	142,237
Other assets	507,682	765,848	783,173

Total assets	$71,930,325	$72,819,226	$78,544,196

Liabilities and Owner’s Equity (Deficit) in Hotel
Current liabilities:
Note payable	$68,500,000	$68,500,000	$68,500,000
Accounts payable	1,702,851	1,096,624	659,497
Accrued expenses	1,340,234	1,152,268	1,941,217
Advance deposits	388,129	480,377	664,711
Other liabilities	814,857	1,107,454	617,692

Total current liabilities	72,746,071	72,336,723	72,383,117

Owner’s equity (deficit) in Hotel	(815,746)	482,503	6,161,079

Total liabilities and owners’ equity (deficit) in Hotel	$71,930,325	$72,819,226	$78,544,196

See accompanying notes to financial statements.

SIR FRANCIS DRAKE HOTEL
Statements of Operations

	Three Months Ended March 31,		Year Ended December 31,
	2010	2009	2009	2008
	(unaudited)	(unaudited)
Revenue:
Room	$3,353,558	$3,406,087	$16,064,602	$21,386,617
Food and beverage	3,249,420	3,426,079	14,348,867	17,438,459
Other	482,277	588,688	2,063,677	1,820,070

Total revenues	7,085,255	7,420,854	32,477,146	40,645,146

Operating expenses:
Room	1,598,133	1,669,270	6,969,660	7,098,155
Food and beverage	2,539,290	2,696,618	10,766,856	12,264,512
General and administrative	767,657	949,764	3,501,234	4,397,960
Asset management fees	106,277	111,311	487,148	610,573
Depreciation and amortization	1,374,875	1,347,369	5,438,729	5,449,555
Management fees	282,523	293,300	1,291,732	1,612,614
Property management	362,399	383,221	1,478,808	1,674,333
Utilities	323,890	308,026	1,300,182	1,248,530
Marketing and advertising	486,435	378,649	1,632,501	1,671,584
Liability insurance	135,636	168,333	756,309	673,106
Property taxes	250,185	246,336	1,000,128	651,204
Other	256,170	368,688	758,977	934,400

Total operating expenses	8,483,470	8,920,885	35,382,264	38,286,526

Other (expenses) income:
Interest expense	(460,494)	(503,019)	(1,957,757)	(3,530,303)
Other income	107	2,367	5,326	18,861

Total other expenses	(460,387)	(500,652)	(1,952,431)	(3,511,442)

Net loss	$(1,858,602)	$(2,000,683)	$(4,857,549)	$(1,152,822)

See accompanying notes to financial statements.

SIR FRANCIS DRAKE HOTEL
Statements of Owner’s Equity (Deficit) in Hotel

Balance at December 31, 2007	$10,760,159
Net loss	(1,152,822)
Hotel owner distribution, net	(3,446,258)

Balance at December 31, 2008	6,161,079
Net loss	(4,857,549)
Hotel owner distribution, net	(821,027)

Balance at December 31, 2009	482,503
Hotel owner funding, net (unaudited)	560,353
Net loss (unaudited)	(1,858,602)

Balance at March 31, 2010 (unaudited)	$(815,746)

See accompanying notes to financial statements.

SIR FRANCIS DRAKE HOTEL
Statements of Cash Flows

	Three Months Ended March 31,		Year Ended December 31,
	2010	2009	2009	2008
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(1,858,602)	$(2,000,683)	$(4,857,549)	$(1,152,822)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,374,875	1,347,369	5,438,729	5,449,555
Amortization of deferred financing costs	44,171	49,241	182,544	85,625
Changes in operating assets and liabilities:
Accounts receivable, net	45,492	(479,072)	(68,216)	(79,420)
Prepaid expenses	(239,200)	48,587	(107,430)	(152,828)
Other assets	258,166	306,232	17,325	(186,998)
Accounts payable	606,227	303,182	437,127	(1,226,648)
Advance deposits	(92,248)	(80,666)	(184,334)	(68,824)
Accrued expenses and other liabilities	(104,631)	391,202	(299,187)	(991,008)
Restricted cash (tax escrow)	(175,150)	(236,533)	50,567	1,214,076

Net cash (used in) provided by operating activities	(140,900)	(351,141)	609,576	2,890,708

Cash flows from investing activities:
Additions to property and equipment	(287,271)	(463,125)	(691,654)	(1,770,019)
Change in restricted cash (reserve replacement fund)	107,833	38,806	(175,360)	825,162

Net cash used in investing activities	(179,438)	(424,319)	(867,014)	(944,857)

Cash flows from financing activities:
Deferred financing costs	—	—	(176,690)	(179,823)
Hotel owner (distribution) funding, net	560,353	(184,674)	(821,027)	(3,446,258)

Net cash (used in) provided by financing activities	560,353	(184,674)	(997,717)	(3,626,081)

Net change in cash and cash equivalents	240,015	(960,134)	(1,255,155)	(1,680,230)

Cash and cash equivalents:
Beginning of period	689,995	1,945,150	1,945,150	3,625,380

End of period	$930,010	$985,016	$689,995	$1,945,150

Supplemental disclosure of cash flow information:
Cash paid for interest	$460,494	$503,019	$1,615,180	$3,222,502
See accompanying notes to financial statements.

SIR FRANCIS DRAKE HOTEL
Notes to Financial Statements
(1)	Description of Business and Basis of Accounting

The Sir Francis Drake Hotel (the Hotel), is a full service 416-room hotel located at 450 Powell Street, San Francisco, California. The Hotel is owned by SFD Partners, LLC, a Delaware limited liability company (the Company).

The accompanying unaudited financial statements of the Hotel as of March 31, 2010 and for the three-month periods ended March 31, 2010 and 2009, have been prepared pursuant to the Securities and Exchange Commission (SEC) rules and regulations. All amounts included in the notes to the financial statements referring to March 31, 2010, and for the three-month periods ended March 31, 2010 and 2009, are unaudited. The accompanying financial statements reflect, in the opinion of management, all adjustments considered necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature.

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein. Actual results could differ from those estimates.

The Hotel collateralizes a note payable obligation of SFD Partners, LLC. Cash from the Hotel’s operations account is used to fund interest payments. Although technically an obligation of SFD Partners, LLC and not the Hotel, the outstanding principal balance of the note payable, interest expense, deferred financing costs and related amortization are presented in the financial statements. The outstanding principal balance on the note payable is $68.5 million. The note bears interest equal to 30-day LIBOR plus 220 basis points, or 2.43% and 3.49%, at December 31, 2009 and 2008, respectively. The note payable requires monthly interest only payments through maturity. The maturity date was scheduled for July 7, 2010.

On June 22, 2010, the Hotel was acquired by Pebblebrook Hotel Trust (Pebblebrook) for cash consideration of approximately $90 million. Pebblebrook did not assume any amounts due under the note payable obligation. At closing, the settlement agent wired $68.5 million plus accrued interest to the lender.

(2)	Summary of Accounting Policies
(a)	Cash and Cash Equivalents

Includes the Hotel’s operating cash accounts, which may include liquid temporary cash investments with maturities of three months or less at the date of purchase which are considered to be cash and cash equivalents.

(b)	Replacement Reserve Fund and Tax Escrow

In accordance with the management agreement with the Kimpton Hotels & Restaurant Group, LLC (the Management Company), a replacement reserve fund for the purpose of replacements to, and additions of, property improvements, adjacent grounds, furniture, fixtures, and equipment is required. The replacement reserve fund is funded with an amount equal to 3% of gross revenue, as defined, on a monthly basis.

SIR FRANCIS DRAKE HOTEL
Notes to Financial Statements
In accordance with the loan agreement between the Hotel’s owner and Column Financial Inc. (the Lender), a tax escrow account is required.

(c) Property and Equipment

Building and improvements, furniture, fixtures, and equipment are stated at cost. The cost of additions, alterations, and improvements is capitalized. Expenditures for repairs and maintenance are expensed as incurred.

Depreciation and amortization are computed on the straight-line basis over the following estimated useful lives:

Building and improvements	15 — 39 years
Intangible assets — trade names and franchise value	20 years
Furniture, fixtures and equipment	5 years

Construction in progress totaling $0 and $241,291 at December 31, 2009 and 2008, respectively, and $0 at March 31, 2010 (unaudited), is included in furniture, fixtures and equipment. Construction in progress represents renovations to the Hotel and is capitalized as the costs are incurred. Renovation projects are generally less than six months in duration, and the Hotel remains fully operational while renovations occur. Upon completion of the renovations, depreciation of the improvements commences.

(d) Deferred Financing Costs

Deferred financing costs incurred in connection with the note payable are amortized to interest expense using the straight-line method over the contractual life of the note payable, which approximates the effective-interest method.

(e) Other Assets

Other assets consist of inventories and the Hotel liquor license. Inventories are stated at the lower of cost or market, with market determined on a first-in, first-out basis.

(f) Revenue Recognition

Hotel revenues are recognized when the services are provided. Revenues consist of room sales, food and beverage sales, and other department revenues such as telephone and gift shop.

(g) Accounts Receivable

Accounts receivable, which represent amounts due from Hotel guests, are presented net of allowances, which were not material at December 31, 2009 or 2008.

SIR FRANCIS DRAKE HOTEL
Notes to Financial Statements
(h) Impairment of Long-Lived Assets

The Hotel evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to estimated future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No such impairment losses have been recognized to date.

(i) Marketing and Advertising Expenses

Marketing and advertising costs are expensed as incurred.

(j) Income Taxes

The Hotel is not directly subject to federal, state or local income taxes. However the owner of the Hotel is a limited liability company and may be subject to certain income taxes and the members of the limited liability company are responsible for reporting their share of taxable income or loss on their respective income tax returns.

(3)	Related-Party Transactions

The Charters Lodging Group, LLC, an investor in SFD Partners, LLC, provides asset management services for the Hotel for a fee equal to 1.5% of gross revenues as defined in the agreement. The Hotel incurred asset management fees of $487,148 and $610,573 for the years ended December 31, 2009 and 2008, respectively, and $106,277 and $111,313 for the quarters ended March 31, 2010 and 2009 (unaudited), respectively.

(4)	Management Agreement with Kimpton Hotel and Restaurant Group, LLC

The owner of the Hotel entered into a management agreement with Kimpton Hotels & Restaurant Group, LLC (the Management Company) for the operation, management, maintenance, and marketing of the Hotel. The agreement expires on April 30, 2024. Under the agreement, the Management Company manages the Hotel for a base fee equal to 3% of the Gross Revenue, as defined, and an incentive fee equal to 1% of the Gross Revenue up to the amount of cash available from Cash Flow, as defined, after debt service. The Management Company is reimbursed for its costs and expenses, including but not limited to compensation of its employees, up to 1% of Gross Revenue. Total reimbursable expenses for the years ended December 31, 2009 and 2008 were $250,047 and $290,870, respectively. Base management fees totaling $968,797 and $1,209,462 were incurred for the years ended December 31, 2009 and 2008, respectively, and are included in management fees in the accompanying statements of operations. Incentive management fees totaling $322,935 and $403,152 were earned for the years ended December 31, 2009 and 2008, respectively, and are included in management fees in the accompanying statements of operations.

Certain of the Hotel’s expenses were paid on behalf of the Hotel by affiliates of SFD Partners, LLC in the normal course of business. The Hotel reimburses these affiliates on a regular basis for disbursements made on its behalf. All such disbursements and reimbursements are accounted for by the Hotel as due to or from affiliates of SFD Partners, LLC and presented net of management fees due to affiliates. These amounts were $57,619 and $135,516 at December 31, 2009 and 2008, respectively, and included in accounts payable in the accompanying balance sheets.

SIR FRANCIS DRAKE HOTEL
Notes to Financial Statements
(5)	Subsequent Events

The Hotel has evaluated the need for disclosures and/or adjustments resulting from subsequent events through July 9, 2010, the date the financial statements were available to be issued.

Independent Auditors’ Report
The Manager of
the InterContinental Buckhead Hotel:
We have audited the accompanying balance sheets of the InterContinental Buckhead Hotel (the “Hotel”) as of December 31, 2009 and 2008, and the related statements of operations, owner’s equity in Hotel, and cash flows for the years then ended. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
/s/ KPMG, LLP

McLean, Virginia
July 9, 2010

InterContinental Buckhead Hotel
Balance Sheets

	March 31,
	2010	December 31,
	(Unaudited)	2009	2008
Assets

Cash and cash equivalents	$85,356	$109,646	$150,136
Accounts receivable, net	1,451,578	471,173	1,832,067
Prepaid expenses	224,753	299,817	405,383

Total current assets	1,761,687	880,636	2,387,586

Property and equipment:
Land	9,742,453	9,742,453	9,742,453
Building and improvements	68,526,838	68,526,838	68,452,458
Furniture, fixtures, and equipment	33,898,162	33,901,070	33,769,969

	112,167,453	112,170,361	111,964,880
Accumulated depreciation	(29,495,385)	(28,499,981)	(22,792,395)

Total property and equipment, net	82,672,068	83,670,380	89,172,485

Other assets	264,346	223,639	109,707

Total assets	$84,698,101	$84,774,655	$91,669,778

Liabilities and Owner’s Equity in Hotel

Current liabilities:
Accounts payable	$509,898	$412,093	$227,142
Accrued expenses	1,565,470	1,304,651	1,318,139
Advance deposits	964,572	373,129	821,210
Other liabilities	605,614	255,950	254,029

Total current liabilities	3,645,554	2,345,823	2,620,520

Owner’s Equity in Hotel	81,052,547	82,428,832	89,049,258

Total liabilities and owner’s equity in Hotel	$84,698,101	$84,774,655	$91,669,778

See accompanying notes to financial statements.

2

InterContinental Buckhead Hotel
Statements of Operations

	Three Months Ended March 31,		Year Ended December 31,
	2010	2009	2009	2008
	(Unaudited)	(Unaudited)
Revenue:
Room	$4,302,604	$4,567,532	$16,188,439	$20,887,725
Food and beverage	3,340,804	3,235,374	12,344,683	15,086,269
Other	475,071	420,912	2,077,462	2,050,888

Total revenues	8,118,479	8,223,818	30,610,584	38,024,882

Operating expenses:
Room	1,281,393	1,290,551	4,774,663	6,111,494
Food and beverage	2,069,504	2,052,108	7,749,219	9,878,389
General and administrative	651,025	781,860	2,572,470	3,742,779
Depreciation	995,404	1,466,545	5,707,586	5,840,285
Property management	287,474	292,170	1,052,915	1,211,991
Utilities	297,220	297,009	1,166,102	1,528,306
Marketing and advertising	514,603	526,802	2,086,031	2,221,358
Insurance	174,429	111,254	473,074	447,874
Property taxes	271,836	371,403	787,532	965,973
Other	149,723	169,408	650,423	842,627

Total operating expenses	6,692,611	7,359,110	27,020,015	32,791,076

Net income	$1,425,868	$864,708	$3,590,569	$5,233,806

See accompanying notes to financial statements.

3

InterContinental Buckhead Hotel
Statements of Owner’s Equity in Hotel

Balance at December 31, 2007	$95,244,437
Hotel owner distributions	(11,428,985)
Net income	5,233,806

Balance at December 31, 2008	89,049,258
Hotel owner distributions	(10,210,995)
Net income	3,590,569

Balance at December 31, 2009	82,428,832
Hotel owner distributions (unaudited)	(2,802,153)
Net income (unaudited)	1,425,868

Balance at March 31, 2010 (unaudited)	$81,052,547

See accompanying notes to financial statements.

4

InterContinental Buckhead Hotel
Statements of Cash Flows

	Three Month Ended March 31,		Year Ended December 31,
	2010	2009	2009	2008
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$1,425,868	$864,708	$3,590,569	$5,233,806
Adjustments to reconcile net income to net cash provided operating activities:
Depreciation	995,404	1,466,545	5,707,586	5,840,285
Changes in operating assets and liabilities:
Accounts receivable, net	(980,405)	(1,518,413)	1,360,894	525,749
Prepaid expenses	75,064	(196,846)	105,566	(13,441)
Other assets	(40,707)	(128,326)	(113,932)	297,251
Accounts payable	97,805	132,833	184,951	(453,735)
Advance deposits	591,443	(46,053)	(448,081)	306,539
Accrued expenses and other liabilities	613,391	977,613	(11,567)	(272,826)

Net cash provided by operating activities	2,777,863	1,552,061	10,375,986	11,463,628

Cash flows from investing activities — purchase of property and equipment	—	(27,688)	(205,481)	(168,072)

Cash flows from financing activities — Hotel owner distributions	(2,802,153)	(1,506,947)	(10,210,995)	(11,428,985)

Net change in cash and cash equivalents	(24,290)	17,426	(40,490)	(133,429)

Cash and cash equivalents:
Beginning of period	109,646	150,136	150,136	283,565

End of period	$85,356	$167,562	$109,646	$150,136

See accompanying notes to financial statements.

5

INTERCONTINENTAL BUCKHEAD HOTEL
Notes to Financial Statements
(1)	Description of Business and Basis of Accounting

The Intercontinental Buckhead Atlanta hotel (the Hotel), is a full service 422-room hotel located at 3315 Peachtree Road, Atlanta, Georgia. The Hotel is owned by IHC Buckhead, LLC, a Georgia limited liability company (the Company).

The accompanying unaudited financial statements of the Hotel as of March 31, 2010 and for the three-month periods ended March 31, 2010 and 2009, have been prepared pursuant to the Securities and Exchange Commission (SEC) rules and regulations. All amounts included in the notes to the financial statements referring to March 31, 2010, and for the three-month periods ended March 31, 2010 and 2009, are unaudited. The accompanying financial statements reflect, in the opinion of management, all adjustments considered necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature.

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein. Actual results could differ from those estimates.

On July 1, 2010, the Hotel was acquired by Pebblebrook Hotel Trust (Pebblebrook) for cash consideration of approximately $105 million.

IHC Buckhead, LLC was a party to a title/leasehold interest exchange arrangement with the Development Authority of Fulton County. The purpose of the arrangement was to obtain a reduction of real estate taxes through 2014. A subsidiary of Pebblebrook was assigned the rights under the agreement in connection with the acquisition of the Hotel. The arrangement with the Development Authority of Fulton County is cancelable by Pebblebrook at any time.

(2)	Summary of Accounting Policies
(a)	Cash and Cash Equivalents

Includes the Hotel’s operating cash accounts, which may include liquid temporary cash investments with maturities of three months or less at the date of purchase which are considered to be cash and cash equivalents.

(b)	Property and Equipment

Building and improvements, furniture, fixtures, and equipment are stated at cost. The cost of additions, alterations, and improvements is capitalized. Expenditures for repairs and maintenance are expensed as incurred.

6

INTERCONTINENTAL BUCKHEAD HOTEL
Notes to Financial Statements
Depreciation and amortization are computed on the straight-line basis over the following estimated useful lives:

Building and improvements	20 – 50 years
Furniture, fixtures and equipment	3 – 10 years
(c)	Impairment of Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No such impairment losses have been recognized to date.

(d)	Revenue Recognition

Hotel revenues are recognized when the services are provided. Revenues consist of room sales, food and beverage sales, and other department revenues such as telephone and gift shop. Additionally, we collect sales, use, occupancy and similar taxes at our hotels which we present on a net basis (excluded from revenues) on our statements of operations.

(e)	Accounts Receivable

Accounts receivable, which primarily represent amounts due from Hotel guests, are presented net of allowances, which were not material at December 31, 2009 or 2008.

(f)	Marketing and Advertising Expenses

Marketing and advertising costs are expensed as incurred.

(g)	Income Taxes

The Hotel is not directly subject to federal, state or local income taxes. However the owner of the Hotel is a limited liability company and may be subject to certain income taxes and the members of the limited liability company are responsible for reporting their share of taxable income or loss on their respective income tax returns.
(3)	Subsequent Events

The Hotel has evaluated the need for disclosures and/or adjustments resulting from subsequent events through July 9, 2010, the date the financial statements were available to be issued.

7

UNAUDITED PRO FORMA FINANCIAL INFORMATION OF PEBBLEBROOK HOTEL TRUST
Pebblebrook Hotel Trust (the “Company”) completed its initial public offering and concurrent private placement of common shares of beneficial interest on December 14, 2009. The Company raised $379.6 million, net of underwriting discounts and offering costs.
On June 4, 2010, the Company acquired the 269-room Doubletree Bethesda Hotel and Executive Meeting Center in Bethesda, Maryland for a purchase price of $67.1 million, plus closing costs and net working capital.
On June 22, 2010, the Company acquired the 416-room Sir Francis Drake Hotel in San Francisco, California for a purchase price of $90.0 million, plus closing costs and net working capital.
On July 1, 2010, the Company acquired the 422-room InterContinental Buckhead Hotel in Atlanta, Georgia for a purchase price of $105.0 million, plus closing costs and net working capital.
The unaudited pro forma consolidated balance sheet as of March 31, 2010 is presented as if the acquisitions of the Doubletree Bethesda Hotel and Executive Meeting Center, Sir Francis Drake Hotel, and InterContinental Buckhead Hotel occurred on March 31, 2010. The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2010 and for the year ended December 31, 2009 are presented as if the acquisitions of the Doubletree Bethesda Hotel and Executive Meeting Center, Sir Francis Drake Hotel, and InterContinental Buckhead Hotel had been completed at the beginning of 2009.
The unaudited pro forma financial information is not necessarily indicative of what the Company’s results of operations or financial condition would have been assuming such transactions had been completed at the beginning of the periods presented, nor is it indicative of the results of operations for future periods. The unaudited pro forma financial information reflects the preliminary application of purchase accounting to the acquisitions of the Doubletree Bethesda Hotel and Executive Meeting Center, Sir Francis Drake Hotel, and InterContinental Buckhead Hotel. The preliminary purchase accounting may be adjusted if any of the assumptions underlying the purchase accounting change. In management’s opinion, all adjustments necessary to reflect the effects of the significant acquisitions described above have been made. This unaudited pro forma financial information should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and the Quarterly Report on Form 10-Q for the three months ended March 31, 2010.

Pebblebrook Hotel Trust
Unaudited Pro Forma Consolidated Balance Sheet
As of March 31, 2010
(in thousands, except share and per share data)

		Acquisition of
		Doubletree		Acquisition of
	Historical	Bethesda Hotel and	Acquisition of	InterContinental	Pro Forma
	Pebblebrook	Executive Meeting	Sir Francis	Buckhead Hotel	Pebblebrook Hotel
	Hotel Trust	Center (1)	Drake Hotel (2)	(3)	Trust
ASSETS
Investment in hotel properties, net	$—	$67,100	$90,000	$105,000	$262,100
Cash and cash equivalents	302,898	(68,882)	(91,096)	(103,858)	39,062
Accounts receivable, net	—	203	121	7	331
Investments	85,000	—	—	—	85,000
Prepaid expenses and other assets	409	144	545	61	1,159

Total assets	$388,307	$(1,435)	$(430)	$1,210	$387,652

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$1,367	$280	$404	$1,171	$3,222
Accrued underwriter fees	8,050	—	—	—	8,050
Advance deposits	—	85	266	439	790
Other liabilities	—	—	—	—	—

Total liabilities	9,417	365	670	1,610	12,062
Commitments and contingencies
Shareholders’ equity:
Common shares of beneficial interest, $0.01 par value; 500,000,000 shares authorized; 20,260,590 shares issued and outstanding	203	—	—	—	203
Additional paid-in capital	379,433	—	—	—	379,433
Retained deficit	(746)	(1,800)	(1,100)	(400)	(4,046)

Total shareholders’ equity	378,890	(1,800)	(1,100)	(400)	375,590

Total liabilities and shareholders’ equity	$388,307	$(1,435)	$(430)	$1,210	$387,652

(1)	Reflects the purchase of the Doubletree Bethesda Hotel and Executive Meeting Center as if it had occurred on March 31, 2010 for $68,882. The acquisition was funded with proceeds from the Company’s IPO, which was completed on December 14, 2009. The pro forma adjustment reflects the following:

Purchase of land, building, and furniture, fixtures and equipment of $67,100; and

Cash paid of $1,800 for hotel acquisition costs; and

Net working capital deficit of $18.

(2)	Reflects the purchase of the Sir Francis Drake Hotel as if it had occurred on March 31, 2010 for $91,096. The acquisition was funded with proceeds from the Company’s IPO, which was completed on December 14, 2009. The pro forma adjustment reflects the following:

Purchase of land, building, and furniture, fixtures and equipment of $90,000; and

Cash paid of $1,100 for hotel acquisition costs; and

Net working capital deficit of $4.

(3)	Reflects the purchase of the InterContinental Buckhead Hotel as if it had occurred on March 31, 2010 for $103,858. The acquisition was funded with proceeds from the Company’s IPO, which was completed on December 14, 2009. The pro forma adjustment reflects the following:

Purchase of land, building, and furniture, fixtures and equipment of $105,000; and

Cash paid of $400 for hotel acquisition costs; and

Net working capital deficit of $1,542.

Pebblebrook Hotel Trust
Unaudited Pro Forma Income Statement
For the three months March 31, 2010
(in thousands, except share and per share data)

		Acquisition of
	Historical	Doubletree Bethesda	Acquisition of Sir	Acquisition of			Pro Forma
	Pebblebrook	Hotel and Executive	Francis Drake	InterContinental	Pro Forma		Pebblebrook
	Hotel Trust	Meeting Center (1)	Hotel (2)	Buckhead Hotel (3)	Adjustments		Hotel Trust
REVENUE
Room	$—	$2,197	$3,354	$4,303	$—		$9,854
Food and beverage	—	503	3,249	3,341	—		7,093
Other operating department	—	466	482	475	—		1,423

Total revenues	—	3,166	7,085	8,119	—		18,370

EXPENSES
Hotel operating expenses:
Room	—	453	1,598	1,281	14	(4)	3,346
Food and beverage	—	483	2,539	2,070	—		5,092
Other direct expenses	—	151	—	—	—		151
Other indirect expenses	—	1,307	2,585	1,900	224	(4)	6,016

Total hotel operating expenses	—	2,394	6,722	5,251	238		14,605

Depreciation and amortization	—	480	1,375	995	(983)	(5)	1,867
Real estate taxes, personal property taxes & insurance	—	147	386	446	—		979
Ground rent	—	—	—	—	—		—
General and administrative	1,576	—	—	—	—		1,576
Acquisition transaction costs	—	—	—	—	—		—

Total operating expenses	1,576	3,021	8,483	6,692	(745)		19,027

Operating income (loss)	(1,576)	145	(1,398)	1,427	745		(657)
Interest income	977	—	—	—	(667)	(6)	310
Interest expense	—	(649)	(460)	—	1,109	(7)	—
Other income	—	—	—	—	—		—

Income (loss) before income taxes	(599)	(504)	(1,858)	1,427	1,187		(347)

Income tax benefit (expense)	—	—	—	—	(73)	(8)	(73)

Net income (loss)	$(599)	$(504)	$(1,858)	$1,427	$1,114		$(420)

Loss per common share, basic and diluted	$(0.03)						$(0.02)

Weighted average number of common shares, basic and diluted	20,260,046						20,260,046

(1)	Reflects the historical unaudited statement of operations of the Doubletree Bethesda Hotel and Executive Meeting Center for the three months ended March 31, 2010.

(2)	Reflects the historical unaudited statement of operations of the Sir Francis Drake Hotel for the three months ended March 31, 2010.

(3)	Reflects the historical unaudited statement of operations of the InterContinental Buckhead Hotel for the three months ended March 31, 2010.

(4)	Reflects adjustment to record management fees, based on the new management agreement, for the Intercontinental Buckhead Hotel as the fees were not assessed since the hotel was self-managed.

(5)	Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel properties and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for building and seven years for furniture, fixtures and equipment.

(6)	Reflects removal of historical interest income associated with a reduction in cash invested in interest bearing accounts in conjunction with the acquisitions of the Doubletree Bethesda Hotel, Sir Francis Drake Hotel, and the InterContinental Buckhead Hotel.

(7)	Reflects removal of historical interest expense associated with debt which was not assumed in conjunction with the acquisitions of the Doubletree Bethesda Hotel and Sir Francis Drake Hotel. The InterContinental Buckhead Hotel did not have debt prior to acquisition.

(8)	Reflects adjustment to record pro forma income taxes related to the Company’s taxable REIT subsidiary subsequent to the hotel acquisitions. The Company’s taxable REIT subsidiary’s pro forma pre-tax net income was $184 for the three months ended March 31, 2010. The pro forma income tax was calculated using the taxable REIT subsidiary’s estimated effective tax rate of 40%.

Pebblebrook Hotel Trust
Unaudited Pro Forma Income Statement
For the year ended December 31, 2009
(in thousands, except share and per share data)

		Acquisition of
	Historical	Doubletree Bethesda	Acquisition of Sir	Acquisition of			Pro Forma
	Pebblebrook Hotel	Hotel and Executive	Francis Drake Hotel	InterContinental	Pro Forma		Pebblebrook Hotel
	Trust	Meeting Center (1)	(2)	Buckhead Hotel (3)	Adjustments		Trust
REVENUE
Room	$—	$11,119	$16,065	$16,188	$—		$43,372
Food and beverage	—	2,184	14,349	12,345	—		28,878
Other operating department	—	2,406	2,063	2,077	—		6,546

Total revenues	—	15,709	32,477	30,610	—		78,796

EXPENSES
Hotel operating expenses:
Room	—	2,143	6,970	4,775	57	(4)	13,945
Food and beverage	—	2,014	10,767	7,749	—		20,530
Other direct expenses	—	648	—	—	—		648
Other indirect expenses	—	5,785	10,450	7,527	849	(4)	24,611

Total hotel operating expenses	—	10,590	28,187	20,051	906		59,734

Depreciation and amortization	—	1,926	5,439	5,708	(5,600)	(5)	7,473
Real estate taxes, personal property taxes & insurance	—	491	1,756	1,261	—		3,508
Ground rent	—	—	—	—	—		—
General and administrative	262	—		—	7,363	(6)	7,625
Acquisition transaction costs	—	—	—	—	3,300	(7)	3,300

Total operating expenses	262	13,007	35,382	27,020	5,969		81,640

Operating income (loss)	(262)	2,702	(2,905)	3,590	(5,969)		(2,844)
Interest income	115	—	—	—	—		115
Interest expense	—	(2,638)	(1,958)	—	4,596	(8)	—
Other income	—	3	5	—	—		8

Income (loss) before income taxes	(147)	67	(4,858)	3,590	(1,373)		(2,721)

Income tax benefit (expense)	—	—	—	—	(315)	(9)	(315)

Net income (loss)	$(147)	$67	$(4,858)	$3,590	$(1,688)		$(3,036)

Loss per common share, basic and diluted	$(0.04)						$(0.15)

Weighted average number of common shares, basic and diluted	4,011,198					(10)	20,260,046

(1)	Reflects the historical audited statement of operations of the Doubletree Bethesda Hotel and Executive Meeting Center for the year ended December 31, 2009.

(2)	Reflects the historical audited statement of operations of the Sir Francis Drake Hotel for the year ended December 31, 2009.

(3)	Reflects the historical audited statement of operations of the InterContinental Buckhead Hotel for the year ended December 31, 2009.

(4)	Reflects adjustment to record management fees, based on the new management agreement, for the Intercontinental Buckhead Hotel as the fees were not assessed since the hotel was self-managed.

(5)	Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel properties and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for building and seven years for furniture, fixtures and equipment.

(6)	Reflects adjustment to record full year corporate general and adminstrative expenses, including employee payroll and benefits, share-based compensation expense, board of trustee fees, investor relation costs, professional fees, and other costs of being a public company.

(7)	Reflects adjustment to record transaction costs incurred to acquire the three hotels.

(8)	Reflects removal of historical interest expense associated with debt which was not assumed in conjunction with the acquisitions of the Doubletree Bethesda Hotel and Sir Francis Drake Hotel. The InterContinental Buckhead Hotel did not have debt prior to acquisition.

(9)	Reflects adjustment to record pro forma income taxes related to the Company’s taxable REIT subsidiary subsequent to the hotel acquisitions. The Company’s taxable REIT subsidiary’s pro forma pre-tax net income was $788 for the year ended December 31, 2009. The pro forma income tax was calculated using the taxable REIT subsidiary’s estimated effective tax rate of 40%.

(10)	Reflects number of common shares issued and outstanding as if the Company’s IPO and private placement transactions had occurred on January 1, 2009 .